Exhibit 10.7

JEFFERSON SMURFIT CORPORATION (U.S.)
DEFERRED COMPENSATION PLAN

Jefferson Smurfit Corporation (U.S.)
Deferred Compensation Plan

1.     Statement of Purpose
       The purpose of the Jefferson Smurfit Corporation (U.S.) ("JSC") Deferred Compensation Plan (the "Plan") is to aid JSC (the "Company") in attracting and retaining key employees by providing a non-qualified compensation deferral vehicle.

2.     Definitions
       2.1 Beneficiary - "Beneficiary" means the person or persons designated as such in accordance with Section 8.

       2.2 Committee - "Committee" means the Committee which will administer the Plan pursuant to the provisions of Section 3 of the Plan. Until and unless changed by the Board of Directors of the Company, the committee shall be The Administrative Committee of the Jefferson Smurfit Corporation Retirement Plans.

       2.3 Compensation - "Compensation" means the Participant's base salary, corporate bonus, incentive compensation awards under the Long-Term Incentive Plan, or other remuneration specified in the Election Form.

       2.4 Cycle - "Cycle" means the twelve month pay-in period for each deferral; provided, however, that the initial Cycle shall commence on August 1, 1996 and end on December 31, 1996, and subsequent Cycles shall commence on January 1 and end on December 31 of each calendar year.

       2.5. Declining Balance Installments - "Declining Balance Installments" means a series of annual payments such that each payment is determined by taking that portion of the Participant's Deferred Compensation Account in the Equity Index Account as of the Distribution Date and dividing by the number of years of distributions remaining.

       2.6 Deferral Amount - "Deferral Amount" means the amount of Elective Deferred Compensation or Non-Elective Deferred Compensation actually deferred by the Participant.

       2.7 Deferred Compensation Account - "Deferred Compensation Account" means the account maintained on the books of account of the Company for each Participant pursuant to
             Section 6.

       2.8 Disability - "Disability" means the Participant is eligible to receive benefits under a long term disability plan maintained by the Company.

       2.9 Distribution Date - "Distribution Date" means the date on which the Company makes distributions from the Participant's Deferred Compensation Account.

       2.10 Election Form - "Election Form" means the form or forms attached to this Plan and filed with the Committee by the Participant in order to participate in the Plan. The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan.

       2.11  Elective Deferred Compensation - "Elective Deferred
             Compensation" means the amount elected to be deferred by an Eligible Employee in his Election Form, subject to approval by the Committee.

       2.12 Eligible Employee - "Eligible Employee" means those employees and directors of the Company and its affiliates who have been selected by the Committee.

       2.13 Equity Index Account - "Equity Index Account" means an investment option providing for a return based upon the hypothetical investment of the Deferral Amount, or a portion thereof, in the S&P 500 Index.

       2.14 Fixed Account - "Fixed Account" means an investment option providing for a stated amount of interest to be credited to the Deferral Amount, or a portion thereof, based on Moody's.

       2.15 Moody's - "Moody's" means the annual average composite yield on Moody's Seasoned Corporate Bond Yield Index for the twelve (12) months ending the October 31st immediately preceding the Valuation Date, as determined from Moody's Bond Record published by Moody's Investors Service, Inc. (or any successors thereto), or, if such yield is no longer published, a substantially similar average selected by the Company.

       2.16  Non-Elective Deferred Compensation - "Non-Elective
             Deferred Compensation" means the amount awarded to a Participant by the Committee pursuant to Section 4.2.

       2.17 Participant - "Participant" means an Eligible Employee participating in the Plan in accordance with the provisions of Section 4.

       2.18 Plan Year - "Plan Year" means the twelve month period beginning on the first day of the first Cycle in which the Eligible Employee elects to participate in the Plan; provided, however, that the initial Plan Year shall end on December 31, 1996.

       2.19 Related Employment - "Related Employment" means the employment of a Participant by an employer which is not the Company provided (i) such employment is undertaken by the Participant at the request of the Company; (ii) immediately prior to undertaking such employment the Participant was an officer or employee of the Company, or was engaged in Related Employment as herein defined; and
             (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment.

       2.20 S&P 500 Investment Return - "S&P 500 Investment Return" means the return used to determine the amount of gain or loss credited to that portion of a Participant's Deferred Compensation Account in the Equity Index Account under Sections 6.5 and 6.6. The return for a Class Year shall be determined by using a hypothetical investment in the Standard & Poor's 500 Composite Stock Index inclusive of reinvested dividends less management fees (currently 25 basis points a year, but may be changed by the Committee to no more than 50 basis points) for the twelve (12) months ending the October 31st immediately preceding the Valuation Date.

       2.21  Substantially Equal Installments - "Substantially
             Equal Installments" means a series of annual payments such that equal payments over the remaining payment period would exactly amortize the Deferred Compensation Account balance in the Fixed Account as of the Distribution Date if the credited interest rate remained constant at the level credited as of the Valuation Date immediately preceding the Distribution Date for the remainder of the payment period.

       2.22 Termination of Employment - "Termination of Employment" means the termination of a Participant's employment with the Company for any reason other than Related Employment, or the termination of a Participant's Related Employment.

       2.23 Valuation Date - "Valuation Date" means the date on which the value of a Participant's Deferred Compensation
             Account for each Cycle is determined as provided in
             Section 6 hereof. Unless and until changed by the Committee, the Valuation Date for each Cycle shall be the last day of the Cycle.

       2.24 Years of Service - "Years of Service" means being in the employ of the Company for a minimum of 1,000 hours during a calendar year before or after adoption of the Plan.

3.     Administration of the Plan
       The Committee shall be the sole administrator of the Plan and will administer the Plan. The Committee shall have full power to formulate additional details and regulations for carrying out this Plan. The Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Plan. Any decision or interpretation of any provision of this Plan adopted by the Committee shall be final and conclusive.

4.     Participation
       4.1   Elective Participation
             a. Any Eligible Employee may elect to participate in the Plan for a given Cycle by filing a completed Election Form for the Cycle with the Committee. With regard to an election to participate, the Election Form must be filed with the Committee prior to the commencement of the Cycle to which the Election Form pertains. Notwithstanding the foregoing, an employee who first becomes an Eligible Employee during any Cycle may elect to participate in the Plan for such Cycle by filing an Election Form within thirty (30) days of becoming an Eligible employee.
             b. A Participant's election to defer future Compensation is irrevocable upon the filing of his Election Form with the Committee, provided, however, that the election may be terminated with respect to Compensation not yet earned by mutual agreement in writing between the Participant and the Committee. Such termination if approved shall be effective immediately.

       4.2 Non-Elective Participation. The Committee can, in its discretion, award to an Eligible Employee Non-Elective Deferred Compensation. Any such award shall, except as otherwise provided, be subject to the same terms, conditions, and benefits as Elective Deferred Compensation for the Cycle.

5.     Vesting of Deferred Compensation Account
       A Participant's interest in his Deferred Compensation Account shall vest immediately.
6.     Accounts and Valuations
       6.1 Deferred Compensation Accounts. The Committee shall establish and maintain a separate Deferred Compensation Account for each Participant for each Cycle. Any Elective Deferred Compensation shall be credited to the Participant's Deferred Compensation Account when deferred. Any Non-Elective Deferred Compensation awarded to a Participant shall be credited to the Participant's Deferred Compensation Account on such date as specified by the Committee.

       6.2 Investment Allocation of Deferred Compensation Account. The Participant's Deferral Amount shall be deemed to be invested in either the Fixed Account or the Equity Index Account in accordance with the Participant's election.

       6.3   Interest Rate Credited.  That portion of the
             Participant's Deferred Compensation Account in the Fixed Account shall be credited with interest on each Valuation Date, as provided hereinafter, at an annual rate equal to Moody's plus 2%.

       6.4 Timing of Crediting of Interest. That portion of the Participant's Deferred Compensation Account in the Fixed Account shall be revalued and credited with interest as of each Valuation Date. As of each Valuation Date, the value of that portion of the Participant's Deferred Compensation Account in the Fixed Account shall consist of the balance of such Deferred Compensation Account as of the immediately preceding Valuation Date, plus any Elective and Non-Elective Deferred Compensation credited to the Fixed Account and any transfers from the Equity Index Account, if any, made to such Deferred Compensation Account since the preceding Valuation Date, minus the amount of all distributions and transfers to the Equity Index Account, if any, made from such Deferred Compensation Account since the preceding Valuation Date. As of each Valuation Date, interest shall be credited on that portion of the Participant's Deferred Compensation Account in the Fixed Account since the immediately preceding Valuation Date after adjustment for any additions thereto or distributions or transfers therefrom. Normal benefit distributions (under Section 7.1) from the Fixed Account made on or before February 15 of the year of payment will be considered to have been made from the account and deducted from the account balance as of January 1 of such year for the purpose of crediting interest under this Section 6.4. Interest on Hardship Benefits distributed from the Fixed Account will be prorated to the date of distribution for the purpose of crediting interest under this Section 6.4.

       6.5   Investment Return Credited.  That portion of the
             Participant's Deferred Compensation Account in the Equity Index Account shall be credited annually with an investment return at a rate equal to the S&P 500
             Investment Return

       6.6 Timing of Crediting of Investment Return. That portion of the Participant's Deferred Compensation Account in the Equity Index Account shall be revalued and credited with investment return as of each Valuation Date. As of each Valuation Date, the value of that portion of the Participant's Deferred Compensation Account in the Equity Index Account shall consist of the balance of such Equity Index Account as of the immediately preceding Valuation Date, plus any Elective and Non-Elective Deferred Compensation credited to the Equity Index Account and any transfers from the Fixed Account since the preceding Valuation Date, minus the amount of all distributions and transfers to the Fixed Account, if any, made from such Equity Index Account since the preceding Valuation Date. As of each Valuation Date, the investment return shall be credited on that portion of the Participant's Deferred Compensation Account in the Equity Index Account since the immediately preceding Valuation Date after adjustment for any additions thereto or distributions or transfers therefrom. Benefit distributions (under Section 7) from the Equity Index Account made on or before February 15 of the year of payment will be considered to have been made and deducted from the account balance as of January 1 of such year for the purpose of crediting investment return under this Section 6.6. The investment return on Hardship Benefits distributed from the Equity Index Account will be calculated to the date of distribution for the purpose of crediting the investment return under this Section 6.6.

       6.7 Change of Investment Allocation by a Participant. A Participant may make different investment allocations for each Class Year, and may change a Class Year's investment allocation once a year. Any change will be effective as of January 1 of the next year if the Participant submits an Investment Allocation Change Form to the Committee by December 15 of any Plan year.

7.     Benefits
       7.1   Normal Benefit
             a. A Participant's Deferred Compensation Account shall be paid to the Participant in accordance with the terms of the Participant's Election Form, subject to the terms and conditions specified in the Election Form. If a Participant elects to receive payment of his Deferred Compensation Account in installments, the amount of each installment will be determined by dividing the Participant's Deferred Compensation Account as of the Valuation Date preceding the payment by the number of remaining installments (inclusive of the one being calculated). Unless the Committee determines otherwise, and subject to the provisions of Section
                    7.5 as to when payments shall commence,
                    installments shall be paid on or about the first day of February of each year.
             b. Notwithstanding the provisions of Section 7.1a, and notwithstanding any contrary election made by the Participant on his Election Form, if a Participant terminates his employment for any reason other than death or Disability, and if, at the time of his Termination or Employment, the Participant has not completed five (5) Years of Service with the Company and attained age 55, then the Participant's Deferred Compensation Account balance will be paid to the Participant in a lump sum in the year following the Participant's Termination of Employment. However, upon the written request of the Participant, the Committee, in its sole discretion, may allow payments to be made to the Participant in up to five (5) annual installments.

        7.2 Hardship Benefit. In the event that the Committee, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company may pay to the Participant, as soon as practicable following such determination, an amount appropriate under the circumstances, not in excess of the Deferred Compensation Account credited to the Participant. The Deferred Compensation Account of the Participant shall thereafter be reduced to reflect the payment of a Hardship Benefit.


       7.3 Request to Committee for Delay in Payment. A Participant shall have no right to modify in any way the schedule for the distribution of amounts from his Deferred Compensation Account which he has specified in his Election Form. However, upon a written request submitted by the Participant to the Committee, the Committee may, in its sole discretion:
             a. Postpone one time the date on which payment shall commence; and
             b. Increase one time the number of installments, to a number not to exceed ten (10).
             Any such request(s) must be made at least ninety (90) days prior to the earlier of (1) the beginning of the year which the Participant has elected for distributions to commence, or (2) the Participant's Termination of Employment.

       7.4 Taxes; Withholding. To the extent required by law, the Company shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal or any state or local government.

       7.5 Date of Payments. Except as otherwise provided in this Plan, payments under this Plan shall begin on or before the first (1st) day of February of the calendar year following receipt of notice by the Committee of an event which entitles a Participant (or Beneficiary) to payments under the Plan, or at such earlier date as may be determined by the Committee.

8.     Beneficiary Designation
       A Participant shall have the right at any time, and from time to time, to designate and/or change or cancel any person, persons, or entity as his Beneficiary or Beneficiaries (both principal and contingent) to whom payment under this Plan shall be paid in the event of his death prior to complete distribution to Participant of the benefits due him under the Plan. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form provided by the Committee. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed. Any finalized divorce of a Participant subsequent to the date of filing of a beneficiary designation form in favor of the Participant's spouse shall revoke such designation. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

       If a Participant fails to designate a Beneficiary as provided above, or if his beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the distribution of such benefits shall be made to the Participant's estate.
       If the Company is unable to determine a Participant's Beneficiary or if any dispute arises concerning a Participant's Beneficiary, the Company may pay benefits to the Participant's estate. Upon such payment, the Company shall have no further liability hereunder.

       If any distribution to a Beneficiary is to be made in installments, and the primary Beneficiary dies before receiving all installments, the remaining installments, if any, shall be paid to the estate of the primary Beneficiary.

9.     Amendment and Termination of Plan
       9.1 Amendment. The Committee may at any time amend the Plan in whole or in part, provided, however, that except as provided in 9.2, no amendment shall be effective to decrease the benefits under the Plan payable to any Participant or Beneficiary with respect to any Elective or Non-Elective Deferred Compensation deferred prior to the date of the amendment. Written notice of any amendments shall be given to each individual then participating in the Plan.

       9.2   Termination of Plan
             a. Company's Right to Terminate. The Committee may at any time terminate the Plan, if, in exercising good faith business judgment, it determines that the economic viability of the Plan has been substantially impaired or eliminated.
             b. Payments Upon Termination. Upon any termination of the Plan under this section, Compensation shall prospectively cease to be deferred and, with respect to Compensation previously deferred, the Company will pay to the Participant, in a lump-sum, the value of his Deferred Compensation Account.
10.    Miscellaneous
       10.1 Unsecured General Creditor. Participants and their beneficiaries, heirs, successors and assignees shall have no legal or equitable rights, interests, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the policies therefrom owned or which may be acquired by Company ("policies"). Such policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be and remain general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

       10.2 Successors and Mergers, Consolidations or Change in Control. The terms and conditions of this Plan shall enure to the benefit of and bind the Company, the Participants, their successors, assignees, and personal representatives. If substantially all of the stock or assets of the Company are acquired by another corporation or entity or if the Company is merged into, or consolidated with, another corporation or entity, then the Company shall obligate the acquirer or successor corporation or entity to expressly assume and perform the obligations of the Company hereunder, unless such obligations become binding upon the acquirer or successor corporation or entity by operation of law.

       10.3 Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

       10.4 Employment Or Future Eligibility to Participate Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Eligible Employee any right to be retained in the employ of the Company. Designation as an Eligible Employee may be revoked at anytime by the Committee with respect to any Compensation not yet deferred.

       10.5 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

       10.6 Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

       10.7 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Missouri.

       10.8 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

       10.9 Notice. Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company at 8182 Maryland Avenue, St. Louis, MO 63105, directed to the attention of Michael E. Tierney, Vice President and General Counsel. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice to the Participant shall be addressed to the Participant at the Participant's residence address as maintained in the Company's records. Any party may change the address for such party here set forth by giving notice of such change to the other parties pursuant to this Section.

 1.    Claims Procedure
       11.1 Named Fiduciary. The Committee is hereby designated as the named fiduciary under this Plan. The named fiduciary shall have authority to control and manage the operation and administration of the Plan.

       11.2 Claims Procedure. Any controversy or claim arising out of or relating to this Plan shall be filed with the Committee which shall make all determinations concerning such claim. Any decision by the Committee denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 10.9 hereof. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Participant can perfect the claim will be provided. This notice of denial of benefits will be provided within 90 days of the Committee's receipt of the Participant's claim for benefits. If the Committee fails to notify the Participant of its decision regarding the claim, the claim shall be considered denied, and the Participant shall then be permitted to proceed with the appeal as provided in this Section.

             A Participant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his claim by filing a written statement of his position with the Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The Committee's decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

             Following the review of any additional information submitted by the Participant, either through the hearing process or otherwise, the Committee shall render a decisions on the review of the denied claim in the following manner:
             a. The Committee shall make its decision regarding the merits of the denied claim within 60 days following receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Committee shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Participant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.
             b. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.
Jefferson Smurfit Corporation (U.S.)
Deferred Compensation Plan
Election Form


Name:
Social Security No:
Complete Sections A, B, C D and E of this Form.
A.     Deferred Compensation
       To complete this Section, indicate the total amount you want to defer (maximum 100%) from your incentive compensation award under the Long-Term Incentive Plan otherwise payable to you in 1997.
       I elect to defer ___________% of my award.
B.     Investment Election
       With respect to my deferred compensation, I elect to allocate my deferral amount as follows (use increments of 10 and the total must equal 100, e.g., 30% Fixed Account and 70% Equity Index Account, or 100% Fixed Account and 0% Equity Index Account, etc.)
       ________ % Fixed Account
       ________ % Equity Index Account
C.     Form of Payment and Timing
       Complete Part 1 of this Section to indicate whether you want to receive payment in a lump sum or annual installments, and complete Part 2 of this Section to indicate when you would like to receive your deferred compensation distribution.
       1.    Form of Distribution
             Indicate the form of distribution for your deferred compensation. You can elect to receive payment in a lump sum or in up to 10 annual installments.
             I elect to receive payment of my deferred compensation as follows (select a or b):
             a.  In a lump sum.
             b.  In _______ (specify number not exceeding 10)
                             annual installments.
       2.    Timing of Distribution
             Indicate whether you want to receive your first installment (or your entire amount, if you elect to receive payment in a lump sum) of your deferred compensation in a specific year or in the year following termination of your employment. In general, your first installment (or your entire account balance, if you elect a lump sum) will be paid to you in February in the year following the year in which you terminate your employment (if you elect to receive payment after your Termination of Employment), or in February of the year elected (if you elect to receive payment in a specific year); later installments will be paid in February of each year.
             I elect to receive the first installment (or my entire account, if I elect a lump sum) of my deferred compensation (select a or b):

             a. in a specific year _______ (specify year, but must be prior to the year in which you will attain age 71).
             b. following my Termination of Employment.Notwithstanding any election under Part 1 or Part 2 of this Section C, in the event of my Termination of Employment (for any reason other than death or Disability) prior to completing five Years of Service with the Company and attaining age 55, I understand that payment will be made in a lump sum in the year following my Termination of Employment unless, upon my written request, the Committee, in its sole discretion, determines that payments will be made in up to five (5) annual installments.
D.     Death Benefits
       In this Section, designate a beneficiary to receive any death benefits payable from your deferred compensation account.
       1. If I die prior to the receipt of all payments to which I am entitled under the Plan, payments shall be made to (select one):

             a. My estate
             b. the following beneficiary or beneficiaries:


             If I fail to designate a beneficiary as provided above, or if my beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all my designated beneficiaries predecease me or die prior to complete distribution of my benefits, then the distribution of such benefits shall be made to my estate. However, if any distribution to a spouse beneficiary is to be made in installments, and such spouse beneficiary dies before receiving all installments, the remaining installments shall be paid to the estate of such spouse beneficiary.
             I reserve the right to change this designation of beneficiary at any time by completing a Change of Beneficiary Form.
       2. As to any death benefits payable to my beneficiary or to my estate, I elect to have payments made as follows
             (select one):

             a.In a lump sum in the year following my death.
             b.In _____ (specify number, not to exceed 10) annual installments beginning in the year following my death. Notwithstanding the foregoing, if installment payments are elected, and if I have been receiving installment payments from my account before my death, the number of installment payments elected in b. shall be reduced, if necessary, so that the total number of installment payments to me before my death and to my beneficiary or estate after my death shall not exceed 10.
E.     Acknowledgment
       Sign and date in this Section.
       I acknowledge that I am a general unsecured creditor of Jefferson Smurfit Corporation (U.S.) with regard to all amounts payable to me under the Plan, even if the Company identifies or purchases any Company assets to informally finance its unsecured and unfunded promise to pay benefits under the Plan. I agree to be bound by the terms and conditions of the Plan and agree that such terms and conditions shall be binding upon my beneficiaries and personal representatives. I also acknowledge that any deferred compensation that I allocate to the Equity Index Fund can increase or decrease in value.
Signature of Employee
Date

THIS FORM SHOULD BE RETURNED BY DECEMBER 30, 1996 TO THE OFFICE OF:
Mike Tierney
Vice President, General Counsel and Secretary
Jefferson Smurfit Corporation
8182 Maryland Avenue
St. Louis, MO  63105